SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2001

Greater Bay Bancorp
(Exact name of registrant as specified in its charter)

California	77-0387041
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 0-25034

2860 West Bayshore Road
Palo Alto, California 94303
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 813-8200

Item 5.   Other Events.

On December 18, 2001, Greater Bay Bancorp (the “Registrant”) entered into an Agreement and Plan of Merger and Reorganization (the “Agreement”) with Alburger Basso deGrosz Insurance Services, Inc. (“ABD”) and GBBK Corp. (“Newco”) providing for the merger of ABD with and into Newco (the “Merger”), subject to the terms and conditions therein, including the receipt of all required regulatory approvals and the approval of the shareholders of ABD. As a result of the Merger, Newco, which will be renamed “Alburger Basso deGrosz Insurance Services, Inc.,” will operate as a wholly owned subsidiary of the Registrant.

On December 19, 2001, the Registrant issued a press release announcing the Merger. The title and paragraph 1, 2, 3, 8, 9, 11, 12, 13 and 14 of the press release, which appear as part of Exhibit 99.1, are filed and incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

Exhibits

2	Agreement and Plan of Merger and Reorganization, dated as of December 18, 2001, by and among Greater Bay Bancorp, Alburger Basso deGrosz Insurance Services, Inc. and GBBK Corp.

99.1	Press Release dated December 19, 2001

99.2	Slide Presentation for ABD acquisition

Item 9. Regulation FD Disclosure

Paragraphs 4, 5, 6, 7 and 10 of the press release appearing in Exhibit 99.1 are not filed but are furnished pursuant to Regulation FD.

To assist investors, financial analysts and other interested parties in their analysis of the Merger, the Registrant has prepared the slide presentation attached as Exhibit 99.2 to this Form 8-K. Exhibit 99.2 is not filed but is furnished pursuant to Regulation FD.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greater Bay Bancorp
(Registrant)

Dated: December 19, 2001	By:	/s/ Linda M. Iannone
Linda M. Iannone
Senior Vice President, Secretary
and General Counsel

Exhibit Index

2	Agreement and Plan of Merger and Reorganization, dated as of December 18, 2001, by and among Greater Bay Bancorp, Alburger Basso deGrosz Insurance Services, Inc. and GBBK Corp.

99.1	Press Release dated December 19, 2001

99.2	Slide Presentation for ABD acquisition